     As filed with the Securities and Exchange Commission on January 30, 2002
                                                   Registration No. 333 -_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 E.PIPHANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                  77-0443392
   (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

                      1900 SOUTH NORFOLK STREET, SUITE 310
                           SAN MATEO, CALIFORNIA 94403

   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        ---------------------------------

                                 1999 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                        ---------------------------------

                                 ROGER S. SIBONI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                 E.PIPHANY, INC.
                      1900 SOUTH NORFOLK STREET, SUITE 310

                           SAN MATEO, CALIFORNIA 94403

                                 (650) 356-3800

(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        ---------------------------------

                                    COPY TO:

                              AARON J. ALTER, ESQ.
                           NEIL ANTHONY JEFFRIES, ESQ.

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION

                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304

                                 (650) 493-9300

                                                CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                   PROPOSED               PROPOSED
                                              AMOUNT                MAXIMUM                MAXIMUM            AMOUNT OF
            TITLE OF SECURITIES TO             TO BE            OFFERING PRICE            AGGREGATE         REGISTRATION
                 BE REGISTERED            REGISTERED (1)           PER SHARE           OFFERING PRICE            FEE
------------------------------------------------------------------------------------------------------------------------------
1999 Stock Plan.......................    2,838,864 shares      $9.34 (2)           $26,514,990 (2)          $2,440
------------------------------------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase Plan         2,838,864 shares      $9.34 (2)           $26,514,990 (2)          $2,440
------------------------------------------------------------------------------------------------------------------------------
Total.................................    5,677,728 shares                                                   $4,880
==============================================================================================================================

(1) This registration statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) The proposed maximum offering price per share was determined pursuant to Rule 457(h) under the Securities Act of 1933 to be equal to $9.34 per share, the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq Stock Market on January 29, 2002.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

        This registration statement is filed with respect to additional shares of common stock that may be issued under the Registrant's 1999 Stock Plan and 1999 Employee Stock Purchase Plan as a result of certain automatic annual increases in the number of authorized shares for issuance under these plans.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

        1.     The Registrant's Annual Report on Form 10-K, filed pursuant to
               Section 13(a) of the Securities Exchange Act of 1934 (SEC File No. 000-27183), filed on April 2, 2001.

        2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001.

        3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on August 10, 2001.

        4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed with the Commission on May 15, 2001.

        5. The description of the Registrant's common stock as set forth in the registration statement filed by the Company on Form 8-A, as declared effective by the Commission on August 30, 1999.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the shares of common stock offered pursuant to this registration statement will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, who have primary responsibility for the Registrant, beneficially own approximately 15,000 shares of the Registrant's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

        Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

        The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

      EXHIBIT
      NUMBER                          DOCUMENT
      -------  -----------------------------------------------------------------
        5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), with respect to the legality of the securities being registered

        10.1*  Registrant's 1999 Stock Plan

        10.2*  Registrant's 1999 Employee Stock Purchase Plan

        23.1   Consent of Independent Public Accountants

        23.2   Consent of WSGR (contained in Exhibit 5.1)

        24.1   Power of Attorney (see page 4)

        ------------
        (*) Previously filed as an exhibit to Registrant's Registration
            Statement on Form S-1 (File No. 333-82799) declared effective by the Securities and Exchange Commission on September 21, 1999.

ITEM 9. UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, E.piphany, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, state of California, on January 30, 2002.

                                       E.piphany, Inc.

                                       By:    /s/  Roger S. Siboni
                                              ----------------------------------
                                              Roger S. Siboni
                                              President, Chief Executive Officer
                                              and Chairman of the Board

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger S. Siboni and Kevin J. Yeaman and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                            TITLE                                                Date
            ---------                                            -----                                                ----
     /s/ Roger S. Siboni                            President, Chief Executive Officer                          January 30, 2002
---------------------------------------             and Chairman of the Board
     Roger S. Siboni                                (Principal Executive Officer)


     /s/ Kevin J. Yeaman                            Chief Financial Officer (Principal                          January 30, 2002
---------------------------------------             Financial and Accounting Officer
     Kevin J. Yeaman


     /s/ Paul M. Hazen                              Director                                                    January 30, 2002
---------------------------------------
     Paul M. Hazen


                                                    Director
---------------------------------------
     Robert L. Joss


     /s/ Sam H. Lee                                 Director                                                    January 30, 2002
---------------------------------------
     Sam H. Lee


     /s/ Douglas J. Mackenzie                       Director                                                    January 30, 2002
---------------------------------------
     Douglas J. Mackenzie


                                                    Director
---------------------------------------
     Jenny J. Ming

                                INDEX TO EXHIBITS


      Exhibit
      Number                          Document
      -------  -----------------------------------------------------------------
        5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), with respect to the legality of the securities being registered

        10.1*  Registrant's 1999 Stock Plan

        10.2*  Registrant's 1999 Employee Stock Purchase Plan

        23.1   Consent of Independent Public Accountants

        23.2   Consent of WSGR (contained in Exhibit 5.1)

        24.1   Power of Attorney (see page 4)

        ------------
        (*) Previously filed as an exhibit to Registrant's Registration
            Statement on Form S-1 (File No. 333-82799) declared effective by the Securities and Exchange Commission on September 21, 1999.